EXHIBIT 99.2

FOR IMMEDIATE RELEASE
For more information, please contact:
Barry A. Rothman
561-483-7743

          ELINE ENTERTAINMENT REPORTS FISCAL 2004 FIRST QUARTER RESULTS

Knoxville, Tennessee, March 25, 2004 - - Eline Entertainment Group, Inc. (OTC Bulletin Board: EEGI) (Frankfurt Stock Exchange: EO9) recently reported its unaudited results for the first quarter of fiscal 2004 ended January 31, 2004.

Eline Entertainment reported revenues of $934,046 for the three months ended January 31, 2004, as compared to revenues of $0 for the first quarter of fiscal 2003. Included in revenues for the first quarter of fiscal 2004 are revenues of $917,895, or approximately 98% of the company's consolidated revenues, from its Industrial Holding division, and $16,151 of revenues, or approximately 2% of its consolidated revenues, from its 24/7 MRI division. Eline Entertainment did not have comparable revenues from either the Industrial Holding division or the 24/7 MRI division during the comparable period in fiscal 2003 as the formation of the Industrial Holding division and subsequent acquisition of Industrial Fabrication & Repair, Inc. occurred in May 2003, and its 24/7 MRI division was formed in June 2003.

Eline reported a net loss for the first quarter of fiscal 2004 of $586,082, as compared to a net loss of $153,000 during the first quarter of fiscal 2003. Included in the net loss reported for the first quarter of fiscal 2004 were one-time, non-cash expenses totaling $525,250, which included $55,000 attributable to the value of equity issued in connection with the termination of a real property lease, and a $470,250 non-cash stock compensation expense. Absent these one-time, non-cash expenses, the company's net loss would have amounted to $60,832.

The complete text of the company's 10-QSB for the quarter ended January 31, 2004 can be found online at:
http://www.sec.gov/Archives/edgar/data/1043150/000116169704000234/form10-
qsb_jan312004.txt.

ABOUT ELINE ENTERTAINMENT

Eline Entertainment Group, Inc. is seeking to acquire undervalued opportunities in traditional industries. Eline Entertainment currently has two divisions, Industrial Holding Group and 24/7 MRI. Its Industrial Holding Group division owns Industrial Fabrication and Repair, Inc., an established company with over 20 years of experience in component sales, machining, specialty design and fabrication for conveyor systems used in the movement of raw materials, finished goods and supplies in its customers' manufacturing processes. Its customers are engaged in various industries in the manufacturing sector, including mining operations, paper, steel mills, rock quarry operations and bottling facilities located in the southeastern United States. Its customers include Coca-Cola, PepsiCo, Tennessee Valley Authority, Kimberly- Clarke Corp., American Limestone, Gerdau-AmeriSteel, Vulcan Materials Co., Harrison Construction, Blue Diamond Coal, Carlex Glass, HBD Industries and Hartco Flooring. Eline's 24/7 MRI division's goal is to become a high- tech radiology provider specializing in MRI.

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Eline recently announced that as part of its strategic plan to acquire undervalued businesses operating in traditional industries, it signed a letter of intent to acquire a majority interest in Paolo Nevada, Inc., a privately held company that holds the rights to purchase a majority of the issued and outstanding securities of Slovenia-based IUV Vrhnika Vrhnika d.d. (IUV), a leading producer of high-quality pigskin leather and leather goods. Eline Entertainment also recently announced that it signed an agreement in principal to form MRI Management & Leasing, a joint venture that will be focused on leasing mobile MRI systems.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, SOME OF WHICH MAY RELATE TO ELINE ENTERTAINMENT GROUP, INC., AND WHICH INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN ELINE ENTERTAINMENT GROUP, INC.'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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